EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 and Form S-8 listed below of Johnson Controls, Inc. of our report dated December 1, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
1.	Registration Statement on Form S-8 (Registration No. 33-30309)

2.	Registration Statement on Form S-8 (Registration No. 33-31271)

3.	Registration Statement on Form S-8 (Registration No. 33-58092)

4.	Registration Statement on Form S-8 (Registration No. 33-58094)

5.	Registration Statement on Form S-3 (Registration No. 33-64703)

6.	Registration Statement on Form S-8 (Registration No. 333-10707)

7.	Registration Statement on Form S-3 (Registration No. 333-13525)

8.	Registration Statement on Form S-3 (Registration No. 333-130714)

9.	Registration Statement on Form S-8 (Registration No. 333-66073)

10.	Registration Statement on Form S-8 (Registration No. 333-41564)

11.	Registration Statement on Form S-3 (Registration No. 333-59594)

12.	Registration Statement on Form S-8 (Registration No. 333-117898)

13.	Registration Statement on Form S-3 (Registration No. 333-111192)
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
December 1, 2006